Filed pursuant to Rule 433(d)
Registration Statement No. 333-130961

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at http://www.sec.gov. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Soundview Home Loan Trust 2006-WF1

$789,760,000 (Approximate)

Financial Asset Securities Corp.
Depositor

Wells Fargo Bank, N.A.
Servicer

Greenwich Capital Markets, Inc.
Lead-Underwriter

Sandler O’Neill
Co-Manager

RBS Greenwich Capital Contacts:

Mortgage Finance	Phone	E-mail Address
Ara Balabanian	(203) 618-2435	ara.balabanian@gcm.com
Andrew Jewett	(203) 618-2473	andrew.jewett@gcm.com

Trading	Phone	E-mail Address
Ron Weibye	(203) 625-6160	weibyer@gcm.com
Peter McMullin	(203) 625-6160	peter.mcmullin@gcm.com

Rating Agency Contacts:

Standard & Poor’s	Phone	E-mail Address
Todd Niemy	(212) 438-2429	todd_niemy@sandp.com
Matthew Maciaszek	(212) 438-2884	matthew_maciaszek@standardandpoors.com

Moody’s Investors Service	Phone	E-mail Address
Debashish Chatterjee	(212) 553 1329	debashish.chatterjee@moodys.com
Gregory Besserman	(212) 553 0323	gregory.besserman@moodys.com

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov<http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Preliminary Term Sheet	Date Prepared: October 20, 2006

$789,760,000 (Approximate)

SoundView Home Loan Trust 2006-WF1

	Principal	WAL (Years)	Payment Window	Expected Rating	Assumed Final	Certificate
Class(1,2,3,)	Amount ($)	Call/Mat	(Mths) Call/Mat CallWindow(3)*	S&P/Moody’s	Distribution Date	Type
A-1A	$146,447,000	0.89 / 0.89	1-20 / 1-20	AAA/Aaa	October 2036	Floating Rate Sequential Senior
A-1F	$146,447,000	0.89 / 0.89	1-20 / 1-20	AAA/Aaa	October 2036	Fixed Rate Sequential Senior
A-2	$119,328,000	2.09 / 2.09	20-30 / 20-30	AAA/Aaa	October 2036	Fixed Rate Sequential Senior
A-3	$120,286,000	3.29 / 3.29	30-52 / 30-52	AAA/Aaa	October 2036	Fixed Rate Sequential Senior
A-4	$161,964,000	6.31 / 7.32	52-90 / 52-199	AAA/Aaa	October 2036	Floating Rate Sequential Senior
M-1	$28,263,000	5.06 / 5.56	39-90 / 39-154	AA+/Aa1	October 2036	Fixed Rate Subordinate
M-2	$18,977,000	5.04 / 5.50	38-90 / 38-143	AA/Aa2	October 2036	Fixed Rate Subordinate
M-3	$9,287,000	5.04 / 5.46	38-90 / 38-134	AA-/Aa3	October 2036	Fixed Rate Subordinate
M-4	$8,479,000	5.04 / 5.43	38-90 / 38-128	A+/A1	October 2036	Fixed Rate Subordinate
M-5	$8,075,000	5.03 / 5.37	37-90 / 37-123	A/A2	October 2036	Fixed Rate Subordinate
M-6	$7,268,000	5.03 / 5.31	37-90 /37-116	A-/A3	October 2036	Fixed Rate Subordinate
M-7	$6,056,000	5.03 / 5.23	37-90 / 37-108	BBB+/Baa1	October 2036	Fixed Rate Subordinate
M-8	$4,038,000	5.03 / 5.14	37-90 / 37-101	BBB/Baa2	October 2036	Fixed Rate Subordinate
M-9	$4,845,000	5.01 / 5.03	37-90 / 37-95	BBB-/Baa3	October 2036	Fixed Rate Subordinate
M-10	$4,441,000	Not Marketed hereby		BB+/Ba1	October 2036	Fixed Rate Subordinate
Total:	$794,201,000

(1)
The Class A-1A, Class A-1F, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates are backed by the cash flows from the Mortgage Loans(as described herein). The principal balance of each class of Certificates (as defined herein) is subject to a 10% variance.

(2)
The Offered Certificates are priced to call. The coupon on the Class A-1F, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates will increase by 0.50% on the first Distribution Date after the clean-up call date. The margin on the Class A-1A and Class A-4 Certificates will increase by 2.0x on the first Distribution Date after the clean-up call date.

(3)	See “Pricing Prepayment Speed” herein.

(4)	The Class M-10 Certificates will be offered privately pursuant to Rule 144A of the Securities Act of 1933 to “Qualified Institutional Buyers”.

Depositor:	Financial Asset Securities Corp.

Servicer:	Wells Fargo Bank, N.A.

Originators:	Wells Fargo Home Mortgage Inc.

Credit Risk Manager:	Clayton Fixed Income Services Inc. formerly known as The Murrayhill Company.

Lead-Underwriter:	Greenwich Capital Markets, Inc. (“RBS Greenwich Capital”).

Co-Manager:	Sandler O’Neill & Partners LLP.

Trustee:	Deutsche Bank National Trust Company.

Custodians	Deutsche Bank National Trust Company.

Interest Rate Swap
Provider:	[TBD]

Basis Risk Cap
Provider:	[TBD]

Certificates:
The Class A-1A, Class A-1F Certificates (the “Class A-1 Certificates”), together with the Class A-2, Class A-3 and Class A-4, Certificates (the “Senior Certificates”) the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates (the “Subordinate Certificates”). The Subordinate Certificates together with the Senior Certificates are referred to herein as the “Certificates”. The Class A-1F, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates are referred to herein as the “Fixed Rate Certificates”. The Class A-1A and Class A-4 Certificates are referred to herein as the “Floating Rate Certificates”. The Senior Certificates, together with the Class M-1, Class M-2, Class M-3, Class M-4, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are referred to herein as the “Offered Certificates”. The Class M-10 Certificates will be offered privately pursuant to Rule 144A of the Securities Act of 1933 to “Qualified Institutional Buyers”.

The Trust will also issue the Class C, Class P, Class R and Class R-X Certificates, none of which will be publicly offered.

Federal Tax Status:	The Offered Certificates will represent ownership of REMIC regular interests for tax purposes.

Registration:	The Offered Certificates will be available in book-entry form through DTC, and only upon request, through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:	The close of business on October 1, 2006.

Expected Pricing Date:	On or about October [26], 2006.

Expected Closing Date:	On or about October 30, 2006.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day) commencing in November 2006.

Accrued Interest:
The price to be paid by investors for the Fixed Rate Certificates, will include “Accrued Interest” from October 1, 2006 up to, but not including, the Closing Date ([29] days). The price to be paid by investors for the Floating Rate Certificates will not include accrued interest (settling flat).

Interest Accrual Period:
The interest accrual period for each Distribution Date with respect to the Floating Rate Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis). The interest accrual period for each Distribution Date with respect to the Fixed Rate Certificates will be the calendar month prior to such Distribution Date (on a 30/360 basis).

ERISA Eligibility:
Prior to the termination of the Interest Rate Swap Agreement the Class A Certificates may be purchased by ERISA plans which meet the requirements of an investor-based class exemption: The Class A Certificates are expected to be ERISA eligible subsequent to termination of the Interest Rate Swap Agreement, provided that certain conditions are satisfied (as described in the prospectus supplement). The Subordinate Certificates may be purchased by certain insurance company general accounts.

SMMEA Eligibility:
The Class A-1F, Class A-1A, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2 and Class M-3 Certificates may constitute “mortgage related securities” for purposes of SMMEA and the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination:
The terms of the transaction allow for a clean-up call (the “Clean-up Call”) of the Mortgage Loans and the retirement of the Certificates which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Denomination:	$25,000 minimum and multiples of $1 in excess thereafter provided that the Certificates must be purchased in minimum total investments of $100,000.

Pricing Prepayment Speed:	The Certificates will be priced based on the following collateral prepayment assumption:

ARM Loans: 100% PPC (100% PPC: 4.0% - 35.0% CPR over 24 months)
FRM Loans: 100% PPC (100% PPC: 10.0% - 26.0% over 12 months)

Mortgage Loans:
As of the Cut-off Date, the aggregate principal balance of the mortgage loans described herein was approximately $807,524,695 consisting primarily of fixed and hybrid adjustable rate, fully amortizing and balloon, first lien, conforming and non-conforming mortgage loans (the “Mortgage Loans”). See attached collateral descriptions for more information.

On or prior to the Closing Date, certain Mortgage Loans may be removed from the trust and certain other similar mortgage loans may be added to the trust.

Up to 0.25% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date may be 30-59 days delinquent.

Adjusted Net Mortgage
Rate:
The “Adjusted Net Mortgage Rate” for any Mortgage Loan will be equal to the mortgage rate for such Mortgage Loan less the sum of (i) the servicing fee rate, (ii) the custodial fee rate, (iii) the trustee fee rate, (iv) the mortgage insurance fee rate and (v) the credit risk management fee rate.

Adjusted Net Maximum
Mortgage Rate:
The “Adjusted Net Maximum Mortgage Rate” for any Mortgage Loan will be equal to the maximum mortgage rate for such Mortgage Loan (or the mortgage rate for such Mortgage Loan, if such Mortgage Loan has a fixed rate) less the sum of (i) the servicing fee rate, (ii) the custodial fee rate, (iii) the trustee fee rate, (iv) the mortgage insurance fee rate and (v) the credit risk management fee rate.

Pass-Through Rate:	The “Pass-Through Rate” on each Class of Certificates will be equal to the lesser of (i) the related Formula Rate and (ii) the Net WAC Rate.

Formula Rate:
The “Formula Rate” on each Class of Fixed Rate Certificates will be equal to a specified fixed coupon rate. The “Formula Rate” on the Floating Rate Certificates will be equal to the lesser of (i) One Month LIBOR plus the related margin for such Class and (ii) the Maximum Cap.

Maximum Cap:
The “Maximum Cap” for any Distribution Date will be a per annum rate (subject to adjustment with respect to the Floating Rate Certificates based on the actual number of days elapsed in the related Interest Accrual Period) equal to (i) the weighted average of the Adjusted Net Maximum Mortgage Rates for the Mortgage Loans (ii) plus an amount, expressed as a per annum rate, equal to the product of (x) a fraction the numerator of which is equal to any Net Swap Payment and any Swap Termination Payment (only if such Swap Termination Payment was not due to an event of default or certain termination even with respect to the Swap Provider) made by the Swap Provider and the denominator of which is equal to the aggregate Principal Balance of the Mortgage Loans and (y) 12 and (iii) minus an amount, expressed as a per annum rate, equal to the product of (x) a fraction the numerator of which is equal to any Net Swap Payment and Swap Termination Payment (only if such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Provider) made to the Swap Provider and the denominator of which is equal to the aggregate Principal Balance of the Mortgage Loans and (y) 12.

Net WAC Rate:
The “Net WAC Rate” for the Class A-1A and Fixed Rate Certificates will be a per annum rate (subject to adjustment with respect to the Class A-1A Certificates based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans.

The “Net WAC Rate” for the Class A-4 Certificates is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans minus a fraction, expressed as a percentage, (1) the numerator of which is equal to the product of (x) 12 and (y) the amount of any Net Swap Payment and Swap Termination Payment (only if such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Provider) made to the Swap Provider and (2) the denominator of which is equal to the principal balance of the Class A-4 Certificates immediately prior to such Distribution Date.

Net WAC Rate
Carryover Amount:
If on any Distribution Date the Pass-Through Rate for any Class of Certificates is limited by its respective Net WAC Rate, the “Net WAC Rate Carryover Amount” for such Class is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such Class based on the related Formula Rate over (b) the amount of interest actually accrued on such Class based on the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest at the related Formula Rate. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

Mortgage Insurance
Policies:
Approximately 9.80 % of the Mortgage Loans above 80% LTV are covered by a borrower paid mortgage insurance policy issued by other mortgage insurance providers, and approximately 11.45% of the Mortgage Loans are covered by a lender paid mortgage insurance policy issued by Mortgage Guaranty Insurance Corp. (“MGIC”) (such loans are the “Insured Mortgage Loans”). Approximately 37.70% of the Mortgage Loans have an original loan-to-value ratio in excess of 80% and are not insured. Additionally, approximately 41.06% of the Initial Mortgage Loans have an original loan-to-value ratio less than or equal to 80% and are not insured.

The mortgage insurance policies insure a portion of the loss on the related mortgage loan to a level where the uninsured exposure of the mortgage loan is reduced to an amount equal to 60%, of the original loan-to-value ratio of such mortgage loan.

Claim payments, if any, under a mortgage insurance policy will be made to the Servicer, deposited in the collection account and treated in the same manner as a prepayment of the related mortgage loan.

Interest Rate Swap
Agreement:
On the Closing Date, the Trustee (as supplemental interest trust trustee) will enter into the “Interest Rate Swap Agreement” with notional amounts as shown in the Swap Schedule herein. Under the Interest Rate Swap Agreement , the Trust will be obligated to pay an amount equal to [5.400]% per annum on the notional amount as set forth in the Interest Rate Swap Agreement to the Swap Provider (on a 30/360 basis) and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Interest Rate Swap Agreement from the Swap Provider (on an actual/360 basis), until the Interest Rate Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”) on each Distribution Date. Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) pursuant to the Pooling Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling Agreement. Upon early termination of the Interest Rate Swap Agreement , the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement and will generally be paid on the related Distribution Date and on any subsequent Distribution Date until paid in full. If a swap termination is paid, and if it is not used to get a successor swap provider, the net swap payment that would normally be paid to the trust will be distributed to a reserve account available for the same shortfalls the swap would cover through the waterfall above, until the expiration of the original swap term or a successor swap provider is assigned. In the event that the Trust is required to make a Swap Termination Payment, only if such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Provider, payments generally will be paid prior to distributions to Certificateholders. The Interest Rate Swap Agreement will terminate following the Distribution Date in March 2012.

Class A-1A Basis
Risk Cap Agreement:
On the Closing Date, the Trustee on behalf of the trust will enter into the “A-1A Basis Risk Cap Agreement” to make payments in respect of any Net WAC Rate Carryover Amounts on the Certificates, pro rata, based on aggregate certificate principal balance of such Certificates. On each Distribution Date, the counterparty to the Interest Rate Cap Agreement will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One Month LIBOR, subject to a maximum of 10.420% over (ii) the strike price for such Distribution Date specified on the Interest Rate Cap Agreement Schedule herein, accrued during the related Interest Accrual Period for the Offered Certificates, (b) the lesser of (x) the notional balance for such Distribution Date specified on the Interest Rate Cap Agreement Schedule herein and (y) the aggregate balance of the A-1A Certificates on the related Distribution Date and (c) the actual number of days in the related Interest Accrual Period divided by 360. The Basis Risk Cap Agreement will terminate following the Distribution Date in June 2008.

Class A-4 Basis
Risk Cap Agreement:
On the Closing Date, the Trustee on behalf of the trust will enter into the “A-4 Basis Risk Cap Agreement” to make payments in respect of any Net WAC Rate Carryover Amounts on the Certificates, pro rata, based on aggregate certificate principal balance of such Certificates. On each Distribution Date, the counterparty to the Interest Rate Cap Agreement will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One Month LIBOR, subject to a maximum of 10.220% over (ii) the strike price for such Distribution Date specified on the Interest Rate Cap Agreement Schedule herein, accrued during the related Interest Accrual Period for the Offered Certificates, (b) the lesser of (x) the notional balance for such Distribution Date specified on the Interest Rate Cap Agreement Schedule herein and (y) the aggregate balance of the A-4 Certificates on the related Distribution Date and (c) the actual number of days in the related Interest Accrual Period divided by 360. The Basis Risk Cap Agreement will terminate following the Distribution Date in April 2014.

Credit Enhancement:	Consists of the following:
1) Mortgage Insurance
2) Excess Cashflow;
3) Overcollateralization Amount; and
4) Subordination.

Credit Support:
Class	Rating (S/M)	Initial Credit Enhancement	Target Credit Enhancement On or After Stepdown Date
Senior	AAA/Aaa	14.00%	28.00%
M-1	AA+/Aa1	10.50%	21.00%
M-2	AA/Aa2	8.15%	16.30%
M-3	AA-/Aa3	7.00%	14.00%
M-4	A+/A1	5.95%	11.90%
M-5	A/A2	4.95%	9.90%
M-6	A-/A3	4.05%	8.10%
M-7	BBB+/Baa1	3.30%	6.60%
M-8	BBB/Baa2	2.80%	5.60%
M-9	BBB-/Baa3	2.20%	4.40%
M-10	BB+/Ba1	1.65%	3.30%

Excess Cashflow:	The “Excess Cashflow” for any Distribution Date will be equal to the available funds remaining after priorities 1) and 2) under “Priority of Distributions.”

Subordination:
If the Excess Cashflow and overcollateralization are insufficient to cover Realized Losses, the certificate principal balances of the Subordinate Certificates will be reduced by such Realized Losses in reverse order of seniority.

Overcollateralization
Amount:
The “Overcollateralization Amount” is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate principal balance of the Certificates and Class P Certificates. On the Closing Date, the Overcollateralization Amount will be equal to approximately [1.65]% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date a. To the extent the Overcollateralization Amount is reduced below the Required Overcollateralization Target, Excess Cashflow, if any, will be directed to build the Overcollateralization Amount until the Required Overcollateralization Target is reached.

Required
Overcollateralization
Target:                                                                         On any Distribution Date, the “Required Overcollateralization Target” is equal to:
(i)	prior to the Stepdown Date, [1.65]% of the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date, and
(ii)	on or after the Stepdown Date, if no Trigger Event has occurred or is continuing, the greater of:
(a)	[3.30]% of the current principal balance of the Mortgage Loans;
(b)	0.50% of the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date (the “OC Floor”) and
(iii)	during the occurrence and continuation of a Trigger Event, the Required Overcollateralization Target as of the previous Distribution Date.

Stepdown Date:                                                         The earlier to occur of
(i) the Distribution Date following the Distribution Date on which the principal balance of the Senior Certificates has been reduced to zero and
(ii) the later to occur of
(x) the Distribution Date occurring in November 2009 and
(y) the first Distribution Date on which the Credit Enhancement Percentage with respect to the Senior Certificates is greater than or equal to [28.00]%.

Credit Enhancement
Percentage:
The “Credit Enhancement Percentage” for a Distribution Date and any Certificate is equal to (i) the sum of (a) the aggregate principal balance of the Certificates subordinate to such Certificate and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

Delinquency Trigger Event:                                    A “Delinquency Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if the 60+ delinquency percentage exceeds [49.00]% of the current Credit Enhancement Percentage of the Senior Certificates.

Loss Trigger Event:
A “Loss Trigger Event” is in effect any Distribution Date, if the cumulative defaulted Mortgage Loans as a percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, for the related Distribution Date are greater than:

Distribution Date	Percentage
November 2008 - October 2009	[0.50]% for the first month plus an additional 1/12th of [0.80]% for each month thereafter
November 2009 - October 2010	[1.30]% for the first month plus an additional 1/12th of [0.95]% for each month thereafter
November 2010 - October 2011	[2.25]% for the first month plus an additional 1/12th of [0.95]% for each month thereafter
November 2011 - October 2012	[3.20]% for the first month plus an additional 1/12th of [0.60]% for each month thereafter
November 2012 - October 2013	[3.80]% for the first month plus an additional 1/12th of [0.05]% for each month thereafter
November 2013 and thereafter	[3.85]%

Trigger Event:	A “Trigger Event” is in effect with respect to any Distribution Date if either a Loss Trigger Event or a Delinquency Trigger Event is in effect on such Distribution Date.

Realized Losses:
If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan. The amount of such insufficiency is a “Realized Loss.” Realized Losses on the Mortgage Loans will, in effect, be absorbed first by Excess Cashflow, second to the Net Swap Payment received pursuant to the Interest Rate Swap Agreement and third, by the reduction of the Overcollateralization Amount. Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class M-10 Certificates, second to the Class M-9 Certificates, third to the M-8 Certificates, fourth to the Class M-7 Certificates, fifth to the Class M-6 Certificates, sixth to the Class M-5 Certificates, seventh to the Class M-4 Certificates, eighth to the Class M-3 Certificates, ninth to the Class M-2 Certificates and tenth, to the Class M-1 Certificates. Realized Losses will not be allocated to any of the Senior Certificates.

Priority of
Distributions:                              Available funds from the Mortgage Loans will be distributed as follows:

1)    Interest funds, net of servicing, custodial, trustee fees, mortgage insurance fees and credit risk management fees, as follows: first, to pay monthly interest plus any previously unpaid interest pro-rata to the Senior Certificates, second, to pay monthly interest to the Class M-1 Certificates, third, monthly interest to the Class M-2 Certificates, fourth, monthly interest to the Class M-3 Certificates, fifth, monthly interest to the Class M-4 Certificates, sixth, monthly interest to the Class M-5 Certificates, seventh, monthly interest to the Class M-6 certificates, eighth, monthly interest to the Class M-7 Certificates, ninth, monthly interest to the Class M-8 Certificates, tenth, monthly interest to the Class M-9 Certificates and eleventh, monthly interest to the Class M-10 Certificates.

2)    Principal funds, as follows: monthly principal to the Senior Certificates, as described under "Principal Paydown", then monthly principal to the Class M-1 Certificates as described under "Principal Paydown", then monthly principal to the Class M-2 Certificates as described under "Principal Paydown," then monthly principal to the Class M-3 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-4 Certificates as described under “Principal Paydown”, then monthly principal to the Class M-5 Certificates as described under “Principal Paydown”, then monthly principal to the Class M-6 Certificates as described under “Principal Paydown”, then monthly principal to the Class M-7 Certificates as described under “Principal Paydown”, then monthly principal to the Class M-8 Certificates as described under “Principal Paydown”, then monthly principal to the Class M-9 Certificates as described under “Principal Paydown” and then monthly principal to the Class M-10 Certificates as described under “Principal Paydown”.

3)     Excess Cashflow as follows: as principal to the Certificates to build the Overcollateralization Amount as described under "Principal Paydown" in the order of priority described below, then any previously unpaid interest to the Class M-1 Certificates, then any unpaid applied Realized Loss amount to the Class M-1 Certificates, then any previously unpaid interest to the Class M-2 Certificates, then any unpaid applied Realized Loss amount to the Class M-2 Certificates, then any previously unpaid interest to the Class M-3 Certificates, then any unpaid applied Realized Loss amount to the Class M-3 Certificates, then any previously unpaid interest to the Class M-4 Certificates, then any unpaid applied Realized Loss amount to the Class M-4 Certificates, then any previously unpaid interest to the Class M-5 Certificates, then any unpaid applied Realized Loss amount to the Class M-5 Certificates, then any previously unpaid interest to the Class M-6 Certificates, then any unpaid applied Realized Loss amount to the Class M-6 Certificates, then any previously unpaid interest to the Class M-7 Certificates, then any unpaid applied Realized Loss amount to the Class M-7 Certificates, then any previously unpaid interest to the Class M-8 Certificates, then any unpaid applied Realized Loss amount to the Class M-8 Certificates, then any previously unpaid interest to the Class M-9 Certificates, then any unpaid applied Realized Loss amount to the Class M-9 Certificates, then any previously unpaid interest to the Class M-10 Certificates and then any unpaid applied Realized Loss amount to the Class M-10 Certificates.

4)     From the proceeds of the Class A-1A and Class A-4 Basis Risk Cap Agreements, to pay any Net WAC Rate Carryover Amount pro rata based on the aggregate principal balance of their respective Certificates.

5)    To the extent available, any remaining Excess Cashflow to pay any remaining Net WAC Rate Carryover Amount, first pro rata to the Senior Certificates, then to the Class M-1 Certificates, then to the Class M-2 Certificates, then to the Class M-3 Certificates, then to the Class M-4 Certificates, then to the Class M-5 Certificates, then to the Class M-6 Certificates, then to the Class M-7 Certificates, then to the Class M-8 Certificates, then to the Class M-9 Certificates and then to the Class M-10 Certificates.

6)     Any remaining Excess Cashflow to the holders of certain non-offered classes of certificates as described in the pooling agreement (including any Swap Termination payment owed to the Swap Provider due to a Swap trigger event pursuant to the Interest Rate Swap Agreement).

Principal Paydown:

Principal allocated to the Senior Certificates will be distributed sequentially to the 1) Class A-1A and Class A-1F Certificates on a pro-rata basis, 2) to the Class A-2 Certificates, 3) to the Class A-3 Certificates and 4) to the Class A-4 Certificates, in that order, until the aggregate principal balance thereof has been reduced to zero. However, if all the Subordinate Certificates are written down to zero, the related share of the principal allocable to the Senior Certificates will be distributed pro-rata, based on the current certificate principal balance until their certificate principal balances are paid to zero.

1)
Prior to the Stepdown Date or if a Trigger Event is in effect, 100% of principal will be paid to the Senior Certificates, provided, however if the Senior Certificates have been retired, principal will be applied sequentially in the following order of priority: 1) Class M-1 Certificates, 2) Class M-2 Certificates, 3) Class M-3 Certificates, 4) Class M-4 Certificates, 5) Class M-5 Certificates, 6) Class M-6 Certificates, 7) Class M-7 Certificates, 8) Class M-8 Certificates, 9) Class M-9 Certificates and 10) Class M-10 Certificates.

2)
On or after the Stepdown Date and if a Trigger Event is not in effect, the Certificates will be entitled to receive payments of principal in the following order of priority: first to the Senior Certificates such that the Senior Certificates will have at least 28.00% credit enhancement, second to the Class M-1 Certificates such that the Class M-1 Certificates will have at least 21.00% credit enhancement, third to the Class M-2 Certificates such that the Class M-2 Certificates will have at least 16.30% credit enhancement, fourth to the Class M-3 Certificates such that the Class M-3 Certificates will have at least 14.00% credit enhancement, fifth to the Class M-4 Certificates such that the Class M-4 Certificates will have at least 11.90% credit enhancement, sixth to the Class M-5 Certificates such that the Class M-5 Certificates will have at least 9.90% credit enhancement, seventh to the Class M-6 Certificates such that the Class M-6 Certificates will have at least 8.10% credit enhancement, eighth, to the Class M-7 Certificates such that the Class M-7 Certificates will have at least 6.60% credit enhancement, ninth to the Class M-8 Certificates such that the Class M-8 Certificates will have at least 5.60% credit enhancement, tenth to the Class M-9 Certificates such that the Class M-9 Certificates will have at least 4.40% credit enhancement and eleventh, to the Class M-10 Certificates such that the Class M-10 Certificates will have at least 3.30% credit enhancement (subject, in each case, to any overcollateralization floors).

Swap Account:	Funds deposited into the Swap Account on a Distribution Date will include:
(i)	the net swap payments owed to the Swap Provider for such Distribution Date,
(ii)	any net swap payments received from the Swap Provider for such Distribution Date,
(iii)	any termination payment not due to a Swap Provider trigger event.

On each Distribution Date, following the distribution of Excess Cashflow payments shall be distributed from the Swap Account as follows:

(i)	to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date;

(ii)	to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider trigger event pursuant to the Interest Rate Swap Agreement ;

(iii)	an amount equal to any unpaid remaining Net WAC Rate Carryover Amounts to the Class A-4 Certificates.

(iv)	to the Senior Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;

(v)	to the Subordinate Certificates, sequentially, any unpaid interest, including any accrued unpaid interest from prior Distribution Dates;

(vi)
to the Senior and Subordinate Certificates, any principal in accordance with the principal payment provisions described above under “Principal Paydown” in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(vii)	to the Subordinate Certificates, sequentially, any remaining Allocated Realized Loss Amounts;

Mortgage Loan Statistics
As of the Cut-off Date
		Minimum	Maximum
Scheduled Principal Balance	$807,524,695	$12,123	$1,272,481
Average Scheduled Principal Balance	$186,108
Number of Mortgage Loans	4,339

Weighted Average Gross Coupon	8.243%	6.125%	10.750%
Weighted Average FICO Score	670	506	817
Weighted Average Combined Original LTV	82.74%	7.78%	100.00%
Weighted Average CLTV w/ Silent 2nds	83.77%	7.78%	100.00%
Weighted Average Debt Ratio	39.80%	0.06%	94.66%

Weighted Average Original Term	356 months	180 months	360 months
Weighted Average Stated Remaining Term	354 months	166 months	359 months
Weighted Average Seasoning	3 months	1 month	18 months

Weighted Average Gross Margin	3.645%	2.125%	7.600%
Weighted Average Minimum Interest Rate	3.645%	2.125%	7.600%
Weighted Average Maximum Interest Rate	14.562%	12.125%	16.125%
Weighted Average Initial Rate Cap	3.048%	3.000%	5.000%
Weighted Average Subsequent Rate Cap	1.003%	1.000%	2.000%
Weighted Average Months to Roll	25 months	6 months	59 months

Maturity Date		Aug 1 2020	Sep 1 2036
Maximum Zip Code Concentration	0.53%	33971

ARM	5.33%
Fixed Rate	94.67%
		Condominium	7.97%
2/28 6 MO LIBOR	2.96%	Planned Unit Development	0.28%
2/28 6 MO LIBOR IO	1.13%	Single Family	81.05%
3/27 6 MO LIBOR	0.96%	Two-to-Four Family	10.70%
3/27 6 MO LIBOR IO	0.16%
5/1 YR CMT	0.02%	Investor	20.88%
5/25 6 MO LIBOR	0.04%	Primary	74.23%
5/25 6 MO LIBOR IO	0.07%	Second Home	4.90%
Fixed Rate	78.65%
Fixed Rate 40/30 Balloon	2.27%	Top 5 States:
Fixed Rate IO	13.74%	California	15.55%
		Florida	12.39%
Interest Only	15.10%	New York	4.87%
Not Interest Only	84.90%	New Jersey	4.83%
		Illinois	4.71%
Prepay Penalty: N/A	43.56%
Prepay Penalty: 12 months	1.68%	Top 5 Zips:
Prepay Penalty: 24 months	9.07%	33971	0.53%
Prepay Penalty: 36 months	45.69%	33909	0.46%
		33993	0.32%
First Lien	100.00%	90023	0.25%
		60620	0.24%
Full Documentation	1.91%
No Doc	11.43%	Top 5 Cities:
No Ratio	14.15%	CHICAGO, Illinois	1.99%
Stated Documentation	72.51%	LOS ANGELES, California	1.63%
		LAS VEGAS, Nevada	1.07%
Cash Out Refinance	49.97%	CAPE CORAL, Florida	0.96%
Purchase	40.16%	PHOENIX, Arizona	0.92%
Rate/Term Refinance	9.87%

Current Principal Balance ($)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	397	15,082,495.80	1.87%	8.690	339	79.24	683
50,000.01 - 100,000.00	925	68,276,335.96	8.46%	8.506	348	81.91	677
100,000.01 - 150,000.00	795	99,638,195.63	12.34%	8.350	352	83.15	673
150,000.01 - 200,000.00	663	114,515,188.57	14.18%	8.290	355	82.79	672
200,000.01 - 250,000.00	506	113,977,933.61	14.11%	8.259	355	84.05	669
250,000.01 - 300,000.00	315	86,552,515.50	10.72%	8.280	355	84.76	666
300,000.01 - 350,000.00	227	73,789,206.29	9.14%	8.246	355	84.09	669
350,000.01 - 400,000.00	180	67,441,476.49	8.35%	8.218	357	85.29	664
400,000.01 - 450,000.00	122	51,877,032.61	6.42%	8.077	356	82.94	666
450,000.01 - 500,000.00	88	42,113,953.84	5.22%	8.005	353	81.62	671
500,000.01 - 550,000.00	36	18,968,198.84	2.35%	8.017	352	81.17	672
550,000.01 - 600,000.00	38	22,085,661.03	2.73%	7.977	343	79.06	668
600,000.01 - 650,000.00	30	18,879,542.89	2.34%	7.777	357	76.37	664
650,000.01 - 700,000.00	1	663,394.93	0.08%	7.125	357	70.00	689
700,000.01 - 750,000.00	7	5,108,548.46	0.63%	7.731	357	67.01	689
750,000.01 - 800,000.00	1	768,670.35	0.10%	6.750	357	70.00	648
800,000.01 - 850,000.00	1	848,436.50	0.11%	7.125	358	55.56	629
850,000.01 - 900,000.00	1	858,209.89	0.11%	8.250	357	52.12	662
900,000.01 - 950,000.00	3	2,828,238.91	0.35%	8.202	357	57.18	653
950,000.01 - 1,000,000.00	2	1,978,978.00	0.25%	7.808	358	63.51	690
1,000,000.01+	1	1,272,480.93	0.16%	8.125	357	75.00	627
Total	4,339	807,524,695.03	100.00%	8.243	354	82.74	670

Current Gross Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
6.000 - 6.499	8	1,871,215.32	0.23%	6.318	293	59.60	704
6.500 - 6.999	153	39,362,590.83	4.87%	6.833	341	70.22	679
7.000 - 7.499	281	72,618,821.24	8.99%	7.273	348	73.11	675
7.500 - 7.999	1,010	204,210,323.77	25.29%	7.757	353	78.88	669
8.000 - 8.499	819	157,457,954.41	19.50%	8.241	354	83.08	667
8.500 - 8.999	1,319	221,892,494.23	27.48%	8.706	356	88.07	667
9.000 - 9.499	459	70,620,880.18	8.75%	9.205	356	89.70	672
9.500 - 9.999	260	36,131,463.66	4.47%	9.669	357	90.04	679
10.000 -10.499	26	2,960,665.51	0.37%	10.261	355	91.11	654
10.500 -10.999	4	398,285.88	0.05%	10.657	358	92.71	664
Total	4,339	807,524,695.03	100.00%	8.243	354	82.74	670

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
500-524	1	232,459.65	0.03%	8.375	357	95.00	506
600-624	279	55,116,772.54	6.83%	8.321	354	83.73	622
625-649	1,281	253,098,298.77	31.34%	8.210	354	83.15	636
650-674	1,091	210,982,489.87	26.13%	8.281	354	82.70	661
675-699	667	117,694,493.02	14.57%	8.308	353	82.89	686
700+	1,020	170,400,181.18	21.10%	8.175	353	81.72	736
Total	4,339	807,524,695.03	100.00%	8.243	354	82.74	670

Combined Original LTV (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	167	27,090,442.15	3.35%	7.594	339	40.65	679
50.00- 54.99	54	10,814,690.53	1.34%	7.707	343	52.52	669
55.00- 59.99	65	14,569,284.24	1.80%	7.560	349	57.39	670
60.00- 64.99	94	19,234,588.50	2.38%	7.757	353	62.84	667
65.00- 69.99	153	31,399,525.59	3.89%	7.813	354	67.42	670
70.00- 74.99	271	44,421,800.60	5.50%	7.807	348	71.67	665
75.00- 79.99	317	64,255,160.74	7.96%	7.865	349	77.56	670
80.00	613	119,750,891.50	14.83%	7.781	354	80.00	681
80.01- 84.99	115	24,716,911.54	3.06%	8.238	356	83.01	663
85.00- 89.99	363	82,212,928.52	10.18%	8.297	355	87.77	662
90.00- 94.99	1,427	240,486,141.44	29.78%	8.641	356	90.43	672
95.00- 99.99	693	127,748,606.35	15.82%	8.671	356	95.00	663
100.00	7	823,723.33	0.10%	8.870	358	100.00	656
Total	4,339	807,524,695.03	100.00%	8.243	354	82.74	670

Total LTV (%) (including silent 2nd)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	165	26,791,209.46	3.32%	7.590	339	40.67	680
50.00- 54.99	54	10,708,966.71	1.33%	7.703	343	52.27	669
55.00- 59.99	61	13,919,682.16	1.72%	7.556	349	57.38	671
60.00- 64.99	90	17,238,170.94	2.13%	7.784	352	62.83	665
65.00- 69.99	149	29,521,835.41	3.66%	7.829	354	67.06	671
70.00- 74.99	268	43,444,465.34	5.38%	7.813	348	71.64	665
75.00- 79.99	305	62,042,456.53	7.68%	7.880	348	77.38	668
80.00	464	85,400,763.10	10.58%	7.906	353	80.00	673
80.01- 84.99	118	26,439,458.15	3.27%	8.211	356	81.85	661
85.00- 89.99	369	84,343,993.73	10.44%	8.279	355	87.20	662
90.00- 94.99	1,444	244,687,417.16	30.30%	8.622	356	90.22	672
95.00- 99.99	718	134,579,423.06	16.67%	8.611	356	94.23	665
100.00	134	28,406,853.28	3.52%	7.489	357	80.21	708
Total	4,339	807,524,695.03	100.00%	8.243	354	82.74	670

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
180	144	16,756,795.75	2.08%	7.580	177	70.47	675
360	4,195	790,767,899.28	97.92%	8.257	357	83.00	670
Total	4,339	807,524,695.03	100.00%	8.243	354	82.74	670

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
121-180	144	16,756,795.75	2.08%	7.580	177	70.47	675
301-360	4,195	790,767,899.28	97.92%	8.257	357	83.00	670
Total	4,339	807,524,695.03	100.00%	8.243	354	82.74	670

Debt Ratio (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	191	20,033,897.45	2.48%	8.426	352	80.04	677
20.01 -25.00	162	22,314,830.86	2.76%	8.195	344	78.45	667
25.01 -30.00	266	41,030,760.66	5.08%	8.161	350	79.41	667
30.01 -35.00	366	64,519,323.57	7.99%	8.212	354	82.22	668
35.01 -40.00	538	97,281,835.50	12.05%	8.183	353	82.52	666
40.01 -45.00	771	161,643,072.84	20.02%	8.196	356	84.17	665
45.01 -50.00	793	174,761,036.01	21.64%	8.148	354	83.43	663
50.01 -55.00	80	19,859,509.42	2.46%	8.060	357	85.90	670
55.01 -60.00	2	214,898.65	0.03%	8.384	357	69.81	739
60.01+	2	221,574.28	0.03%	8.826	358	85.58	645
None	1,168	205,643,955.79	25.47%	8.419	354	82.38	682
Total	4,339	807,524,695.03	100.00%	8.243	354	82.74	670

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	216	43,075,111.03	5.33%	8.586	357	86.19	663
Fixed Rate	4,123	764,449,584.00	94.67%	8.224	353	82.54	670
Total	4,339	807,524,695.03	100.00%	8.243	354	82.74	670

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 6 MO LIBOR	134	23,886,965.84	2.96%	8.569	357	86.24	657
2/28 6 MO LIBOR IO	29	9,088,088.94	1.13%	8.598	358	85.46	651
3/27 6 MO LIBOR	42	7,770,576.19	0.96%	8.616	357	86.93	688
3/27 6 MO LIBOR IO	4	1,305,291.00	0.16%	8.755	357	86.36	698
5/1 YR CMT	1	148,267.24	0.02%	9.250	358	90.00	699
5/25 6 MO LIBOR	3	311,459.08	0.04%	8.784	359	82.32	649
5/25 6 MO LIBOR IO	3	564,462.74	0.07%	8.011	358	86.53	688
Fixed Rate	3,675	635,145,268.97	78.65%	8.172	353	82.33	671
Fixed Rate 40/30 Balloon	75	18,355,182.17	2.27%	8.282	359	85.04	657
Fixed Rate IO	373	110,949,132.86	13.74%	8.511	357	83.35	671
Total	4,339	807,524,695.03	100.00%	8.243	354	82.74	670

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	409	121,906,975.54	15.10%	8.518	357	83.56	670
Not Interest Only	3,930	685,617,719.49	84.90%	8.194	353	82.59	670
Total	4,339	807,524,695.03	100.00%	8.243	354	82.74	670

Prepayment Penalty Original Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: N/A	1,794	351,788,701.25	43.56%	8.596	354	84.02	673
Prepay Penalty: 12 months	91	13,536,359.74	1.68%	8.531	352	84.62	684
Prepay Penalty: 24 months	423	73,240,233.66	9.07%	8.187	354	83.10	671
Prepay Penalty: 36 months	2,031	368,959,400.38	45.69%	7.908	354	81.37	667
Total	4,339	807,524,695.03	100.00%	8.243	354	82.74	670

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	4,339	807,524,695.03	100.00%	8.243	354	82.74	670
Total	4,339	807,524,695.03	100.00%	8.243	354	82.74	670

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full Documentation	85	15,411,989.62	1.91%	7.840	352	84.69	654
No Doc	509	92,277,169.77	11.43%	8.281	352	79.18	687
No Ratio	661	114,289,207.36	14.15%	8.527	355	85.03	678
Stated Documentation	3,084	585,546,328.28	72.51%	8.192	354	82.80	666
Total	4,339	807,524,695.03	100.00%	8.243	354	82.74	670

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	1,902	403,545,377.43	49.97%	8.119	353	79.57	660
Purchase	1,958	324,266,644.33	40.16%	8.408	355	86.91	683
Rate/Term Refinance	479	79,712,673.27	9.87%	8.202	351	81.78	671
Total	4,339	807,524,695.03	100.00%	8.243	354	82.74	670

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Condominium	345	64,329,307.79	7.97%	8.408	355	84.39	679
Planned Unit Development	7	2,296,592.84	0.28%	8.748	333	86.21	642
Single Family	3,504	654,463,350.28	81.05%	8.196	353	82.70	669
Two-to-Four Family	483	86,435,444.12	10.70%	8.465	354	81.67	673
Total	4,339	807,524,695.03	100.00%	8.243	354	82.74	670

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Investor	1,384	168,576,432.39	20.88%	8.776	353	82.57	685
Primary	2,746	599,409,701.79	74.23%	8.104	354	82.92	665
Second Home	209	39,538,560.85	4.90%	8.078	352	80.62	682
Total	4,339	807,524,695.03	100.00%	8.243	354	82.74	670

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	45	4,818,610.28	0.60%	8.361	345	87.43	658
Alaska	13	2,191,138.04	0.27%	8.379	357	79.87	672
Arizona	147	33,850,264.25	4.19%	8.148	355	81.88	670
Arkansas	27	2,837,345.56	0.35%	8.327	358	85.34	667
California	366	125,551,534.98	15.55%	7.673	354	75.56	669
Colorado	88	19,171,460.48	2.37%	8.146	357	83.90	689
Connecticut	23	6,660,971.16	0.82%	8.102	355	79.31	655
Delaware	16	3,021,301.33	0.37%	7.896	325	76.87	659
District of Columbia	8	2,060,751.91	0.26%	8.236	356	71.34	659
Florida	510	100,078,430.20	12.39%	8.430	356	83.56	673
Georgia	122	20,831,049.62	2.58%	8.575	347	89.20	668
Hawaii	11	5,045,653.07	0.62%	7.920	357	71.38	659
Idaho	32	5,707,714.38	0.71%	8.113	355	78.21	657
Illinois	198	38,053,484.69	4.71%	8.739	355	86.93	667
Indiana	121	10,290,813.51	1.27%	8.859	356	87.78	691
Iowa	43	5,423,021.31	0.67%	8.595	352	88.55	671
Kansas	59	6,769,721.07	0.84%	8.541	348	85.74	674
Kentucky	44	4,952,135.14	0.61%	8.505	357	86.57	669
Louisiana	51	7,150,087.59	0.89%	8.353	356	84.90	659
Maine	16	3,417,818.77	0.42%	7.960	357	81.77	679
Maryland	117	30,053,827.69	3.72%	8.079	358	83.06	670
Massachusetts	80	23,342,498.17	2.89%	8.627	358	85.96	659
Michigan	115	13,934,978.31	1.73%	8.432	352	84.05	657
Minnesota	94	19,299,103.30	2.39%	8.373	355	83.02	677
Mississippi	45	3,925,200.49	0.49%	8.349	348	86.49	670
Missouri	90	11,212,045.77	1.39%	8.449	344	85.65	669
Montana	31	5,879,878.10	0.73%	7.959	353	80.92	671
Nebraska	30	3,791,718.96	0.47%	8.353	354	87.77	669
Nevada	63	16,550,185.50	2.05%	7.988	357	84.36	659
New Hampshire	12	2,207,454.11	0.27%	7.723	345	84.45	676
New Jersey	139	38,968,053.25	4.83%	8.459	354	85.29	661
New Mexico	33	4,541,411.38	0.56%	8.578	358	84.41	666
New York	222	39,345,887.53	4.87%	8.397	352	82.63	677
North Carolina	103	12,459,001.13	1.54%	8.488	354	85.28	677
North Dakota	4	426,675.48	0.05%	8.138	358	93.95	675
Ohio	203	20,768,666.34	2.57%	8.483	353	86.31	677
Oklahoma	37	4,049,624.68	0.50%	8.316	341	86.31	685
Oregon	39	8,897,061.76	1.10%	7.892	354	82.43	682
Pennsylvania	220	25,634,726.48	3.17%	8.357	346	85.32	666
Rhode Island	13	3,215,669.40	0.40%	8.121	357	83.27	653
South Carolina	68	9,257,875.98	1.15%	8.470	349	85.53	667
South Dakota	11	1,232,207.06	0.15%	8.126	349	82.97	683
Tennessee	105	12,568,202.12	1.56%	8.415	355	87.27	674
Texas	225	27,996,778.92	3.47%	8.170	347	83.59	676
Utah	29	6,059,177.65	0.75%	8.437	357	85.62	676
Vermont	4	1,404,826.84	0.17%	8.362	357	67.06	670
Virginia	113	25,129,180.31	3.11%	8.071	356	79.81	668
Washington	65	14,449,850.48	1.79%	7.854	354	80.66	666
West Virginia	19	2,766,499.82	0.34%	8.610	357	88.12	689
Wisconsin	61	9,056,532.92	1.12%	8.320	357	83.91	671
Wyoming	9	1,216,587.76	0.15%	8.205	358	87.86	666
Total	4,339	807,524,695.03	100.00%	8.243	354	82.74	670

Gross Margin (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.000 - 2.499	13	2,538,243.29	5.89%	7.895	358	79.05	660
2.500 - 2.999	30	5,619,834.40	13.05%	7.925	357	76.09	685
3.000 - 3.499	69	13,986,047.03	32.47%	8.488	357	86.23	654
3.500 - 3.999	59	10,965,652.82	25.46%	8.941	358	89.50	669
4.000 - 4.499	19	4,688,373.92	10.88%	9.147	358	93.05	659
4.500 - 4.999	6	433,515.58	1.01%	8.568	359	85.80	695
5.500 - 5.999	7	1,681,105.80	3.90%	8.323	358	83.66	652
6.000 - 6.499	4	1,257,117.06	2.92%	8.828	354	86.18	647
6.500 - 6.999	7	1,488,210.96	3.45%	8.880	358	91.34	657
7.000 - 7.499	1	55,169.53	0.13%	8.950	359	80.00	626
7.500 - 7.999	1	361,840.64	0.84%	8.600	342	95.00	643
Total	216	43,075,111.03	100.00%	8.586	357	86.19	663

Minimum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.000 - 2.499	13	2,538,243.29	5.89%	7.895	358	79.05	660
2.500 - 2.999	30	5,619,834.40	13.05%	7.925	357	76.09	685
3.000 - 3.499	69	13,986,047.03	32.47%	8.488	357	86.23	654
3.500 - 3.999	59	10,965,652.82	25.46%	8.941	358	89.50	669
4.000 - 4.499	19	4,688,373.92	10.88%	9.147	358	93.05	659
4.500 - 4.999	6	433,515.58	1.01%	8.568	359	85.80	695
5.500 - 5.999	7	1,681,105.80	3.90%	8.323	358	83.66	652
6.000 - 6.499	4	1,257,117.06	2.92%	8.828	354	86.18	647
6.500 - 6.999	7	1,488,210.96	3.45%	8.880	358	91.34	657
7.000 - 7.499	1	55,169.53	0.13%	8.950	359	80.00	626
7.500 - 7.999	1	361,840.64	0.84%	8.600	342	95.00	643
Total	216	43,075,111.03	100.00%	8.586	357	86.19	663

Maximum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
12.000 -12.499	1	150,596.23	0.35%	6.125	350	80.85	714
12.500 -12.999	6	1,438,149.20	3.34%	7.050	354	83.10	717
13.000 -13.499	6	1,338,595.81	3.11%	7.341	354	76.48	653
13.500 -13.999	26	5,584,333.58	12.96%	7.841	358	81.93	663
14.000 -14.499	39	7,994,803.77	18.56%	8.250	357	83.24	662
14.500 -14.999	78	16,573,061.28	38.47%	8.736	358	87.28	655
15.000 -15.499	36	5,844,345.21	13.57%	9.269	358	91.17	669
15.500 -15.999	22	3,762,784.79	8.74%	9.655	358	90.59	671
16.000 -16.499	2	388,441.16	0.90%	10.125	358	91.74	657
Total	216	43,075,111.03	100.00%	8.586	357	86.19	663

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.000	209	42,050,921.97	97.62%	8.590	357	86.21	663
5.000	7	1,024,189.06	2.38%	8.425	358	85.75	678
Total	216	43,075,111.03	100.00%	8.586	357	86.19	663

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	215	42,926,843.79	99.66%	8.584	357	86.18	663
2.000	1	148,267.24	0.34%	9.250	358	90.00	699
Total	216	43,075,111.03	100.00%	8.586	357	86.19	663

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Apr 1 2007	2	697,241.58	1.62%	8.023	342	87.78	648
Aug 1 2007	1	91,800.02	0.21%	7.125	346	78.64	654
Dec 1 2007	3	916,595.18	2.13%	7.644	350	89.54	673
Feb 1 2008	1	204,058.44	0.47%	8.250	352	90.00	690
Apr 1 2008	2	331,234.15	0.77%	8.905	354	78.45	632
May 1 2008	2	263,082.77	0.61%	8.346	355	94.23	675
Jul 1 2008	19	3,519,094.42	8.17%	8.513	357	80.00	654
Aug 1 2008	70	15,446,016.67	35.86%	8.697	358	86.83	656
Sep 1 2008	63	11,505,931.55	26.71%	8.557	359	86.43	653
Oct 1 2008	1	230,374.63	0.53%	6.750	348	90.00	722
Nov 1 2008	1	283,018.52	0.66%	6.750	349	80.00	773
Apr 1 2009	1	170,264.04	0.40%	7.750	354	95.00	753
May 1 2009	3	368,967.72	0.86%	9.159	355	91.17	742
Jun 1 2009	3	768,415.55	1.78%	8.107	356	82.24	707
Jul 1 2009	12	3,100,096.16	7.20%	8.676	357	89.96	694
Aug 1 2009	16	2,376,248.44	5.52%	8.896	358	86.62	680
Sep 1 2009	9	1,778,482.13	4.13%	8.970	359	82.72	655
Aug 1 2011	3	560,629.98	1.30%	8.138	358	86.51	698
Sep 1 2011	4	463,559.08	1.08%	8.773	359	84.84	653
Total	216	43,075,111.03	100.00%	8.586	357	86.19	663

Interest Only Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
N/A	3,930	685,617,719.49	84.90%	8.194	353	82.59	670
60	401	119,443,248.80	14.79%	8.507	357	83.63	670
120	4	748,962.74	0.09%	8.378	358	87.39	693
180	4	1,714,764.00	0.21%	9.324	358	77.03	666
Total	4,339	807,524,695.03	100.00%	8.243	354	82.74	670

Silent Second Flag	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Silent Second	4,140	759,698,901.84	94.08%	8.290	353	83.09	668
Silent Second	199	47,825,793.19	5.92%	7.506	356	77.12	695
Total	4,339	807,524,695.03	100.00%	8.243	354	82.74	670